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                                 ITT INDUSTRIES
                              4 West Red Oak Lane
                             White Plains, NY 10604



                               U.S. SUBSIDIARIES


Avcron, Inc.
Carbon Industries, Inc.
     Bedcor, Inc
     Belmont Coal Company
     Bradford Coal Company
     Carbon Fuel Co.
     Carbon Fuel Sales Co.
     Crimson Processing Company
     Kentucky Carbon Corp.
     Kentucky Carbon Processing Co.
     Notomine, Inc.
     Peter Creek Development Co. & Subsidiaries
     Wevaco Processing Company
     Winifrede Railroad Co.
     Wescar, Inc.
ITT Cannon, Inc.
ITT Defense & Electronics, Inc.
      ITT Defense International, Inc.
      ITT Defense, Inc.
      ITT Federal Services Corporation
                  Base Services, Inc.
                  Federal Services International Corp.
                  Federal Electric Corporation
                  Felec Services, Inc.
                  ITT Arctic Services, Inc.,
                  ITT Antarctic Services, Inc.
                  ITT Commercial Services, Inc.
                  ITT Deep Space Services, Inc.
                  ITT Employment and Training Systems, Inc.
      ITT Gilfillan Inc.
      ITT Fluid Technology Corporation
      ITT Flygt Corp., Inc.
ITT Automotive, Inc.
      Alfred Teves Technologies, Inc.
      ITT Automotive Electrical Systems, Inc.
      ITT Lester Industries, Inc.
ITT Resource Development Corporation
      ITT Community Development Corp.
                  Hammock Dunes Real Estate Co.
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                  Matanzas Realty, Inc.
                  Palm Coast Inc
                  Palm Coast Utility Corporation
                  Sunsport Recreation Corp.
                  Palm Coast Shopping Center, Inc.
                  Palm Coast Abstract & Title, Inc.
                  Palm Coast Mortgage Company
                  Palm Coast Construction Company
                  Palm Coast Home Realty, Inc.
                  Palm Coast Realty, Inc.
     ITT Power Systems Corp.
     ITT Schadow, Inc.
     Sealectro International Corporation
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                                 ITT INDUSTRIES
                              4 West Red Oak Lane
                             White Plains, NY 10604


                              FOREIGN SUBSIDIARIES


Flygt Holdings Pty. Ltd.                                    Australia
ITT Flygt Ltd.                                              Australia
ITT Flygt Gmbh                                              Austria
Cannon Division                                             Belgium
ITT Industries Belgium                                      Belgium
Flygt N.V./S.A.                                             Belgium
ITT Industries Of Canada Ltd                                Canada
          A-C Pump Canada                                   Canada
          ITT Aimco                                         Canada
          ITT Barton Instruments                            Canada
          ITT Cannon Canada                                 Canada
          ITT Commercial Finance                            Canada
          ITT Engineered Valves                             Canada
          ITT Felec Services, Inc.                          Canada
          ITT Fluid Products Canada                         Canada
          ITT Flygt Canada                                  Canada
          SWF Auto-Electric                                 Canada
          ITT Standard                                      Canada
ITT Flygt A/S                                               Denmark
ITT Barton Division                                         England
ITT Cannon Division U.K.                                    England
ITT Industries Limited & Subsidiaries                       England
          Cannon Electric (Great Britain) Ltd.              England
          ITT Switches (UK) Ltd.                            England
ITT Defense U.K.                                            England
ITT Jabsco Ltd.                                             England
ITT Defense Limited                                         England
ITT Marlow Division                                         England
ITT Composants Et Instruments                               France
ITT Teves Division                                          France
Alfred Teves Metallwarenfabrik G.M.B.H.
  & Co. Ohg                                                 Germany
ITT Automotive Europe G.M.B.H.                              Germany
ITT Cannon G.M.B.H.                                         Germany
Deutsche ITT Handels G.M.B.H.                               Germany
Deutsche ITT Industries G.M.B.H.                            Germany
ITT Flygt Gmbh                                              Germany
Flygt Pumpen G.M.B.H.                                       Germany
Flygt Werk G.M.B.H.                                         Germany
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ITT Gesellschaft Fur Beteilgungen G.M.B.H.
   & Subsidiaries                                           Germany
ITT Industrie-Beteiligungsgesellschaft                      Germany
ITT Federal Services G.M.B.H.                               Germany
R. Schadow G.M.B.H. & Subsidiaries                          Germany
Reiss International G.M.B.H.                                Germany
Cannon Electric Italiana S.P.A.                             Italy
ITT Flygt S.P.A.                                            Italy
ITT Automotive Italy S.P.A.                                 Italy
ITT Flygt Ltd.                                              Japan
ITT Cannon Ltd                                              Japan
ITT Flygt S.V.                                              Netherlands
Koni B.V.                                                   Netherlands
Bejerlands Automobiel Bedriff N.V.                          Netherlands
ITT Flygt (New Zealand) Ltd.                                New Zealand
ITT Flygt A/S                                               Norway
Maclaren Controls Ltd.                                      Scotland
Macalister Dundas Limited                                   Scotland
ITT Federal Electric International Espana                   Spain
Swf Auto-Electric S.A.                                      Spain
Alfred Teves S.A.                                           Spain
Sociedad Industrial De Electronnagnetism Sarl               Spain
ITT Multi-Komponent Ab                                      Sweden
Grindex Ab                                                  Sweden
Mactec Ab                                                   Sweden
ITT Flygt Ab                                                Sweden
Ab Fygt Pumpar                                              Sweden
ITT Flygt International Ab                                  Sweden
ITT Industries Belgium
Maclaren Controls Limited
ITT Automotice Enterprises Inc.